UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

SERITAGE GROWTH PROPERTIES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Fifth Avenue

Suite 1530
New York, NY 10110
(212) 355-7800

March 13, 2018

Dear Shareholder:

The trustees and officers of Seritage Growth Properties (the “Company” or “Seritage”) are pleased to invite you to attend the 2018 annual meeting of the Company’s shareholders on April 24, 2018 at 10:00 a.m. (Eastern Time) at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, NY 10152.

The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail, the Internet or by touch-tone telephone by 11:59 p.m., Eastern Time, on April 23, 2018 in order for them to be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via the Internet and to choose to view future mailings electronically rather than receiving them on paper. Please review the instructions on each of your voting options described in this Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail.

Whether or not you plan to attend the meeting in person, please read the Proxy Statement and vote your shares.

Sincerely,

Edward S. Lampert
Chairman of the Board of Trustees
Seritage Growth Properties
500 Fifth Avenue
Suite 1530
New York, NY 10110

SERITAGE GROWTH PROPERTIES

500 Fifth Avenue

Suite 1530

New York, NY 10110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 2018

10:00 a.m. Eastern Time

at 375 Park Avenue, New York, NY 10152

We invite you to attend the 2018 annual meeting of shareholders of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1.       The election of Edward S. Lampert and John T. McClain as Class III trustees, each to serve until the 2021 annual meeting of shareholders and until his successor is duly elected and qualified;

2.       The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018;

3.       An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers; and

4.       Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, this annual meeting is March 8, 2018. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the meeting.

For more information, please read the accompanying Proxy Statement.

It is important that your shares are represented at the meeting. Shareholders of record as of the close of business on the record date may vote their shares in person at the annual meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by submitting your enclosed proxy card. Specific instructions for authorizing a proxy to vote your shares by telephone or through the Internet are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials you received in the mail.

If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote. If your shares are registered in the name of a broker or other nominee, you will receive instructions from your broker or other nominee describing how to vote your shares.

Sincerely,

Matthew Fernand
General Counsel,
Executive Vice President and Secretary

March 13, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2018.

The Company’s Proxy Statement for the 2018 annual meeting of shareholders and the 2017 Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.edocumentview.com/srg.

QUESTIONS AND ANSWERS

What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2018 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”), include the Notice of Annual Meeting, this Proxy Statement, our 2017 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on March 8, 2018.

A proxy statement is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares. That other person is called a proxy.

We have designated three of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet, by telephone or by signing and returning the proxy card, you appoint Benjamin Schall, Brian Dickman and Matthew Fernand as your representatives at the Annual Meeting (the “proxies”), with full power of substitution. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, by telephone or if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by using the Internet or by telephone, you do not need to return your proxy card.

The form of proxy and this Proxy Statement have been approved by our Board of Trustees (“Board”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on March 13, 2018.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its Annual Meetings and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our shareholders are asked to consider and vote upon:

•	the election of Edward S. Lampert and John T. McClain as Class III trustees, each to serve until the 2021 annual meeting of shareholders and until his successor is duly elected and qualifies;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018;

•	an advisory, non-binding, resolution to approve the Company’s executive compensation program for our named executive officers; and

•	any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How does the Board recommend I vote?

The Board recommends that you vote as follows:

•	FOR the election of each of the Board’s nominees for Class III trustees;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018; and

•	FOR, on an advisory basis, the approval of the executive compensation program for our named executive officers.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of each of the Board’s nominees for Class III trustees;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018; and

•	FOR, on an advisory basis, the approval of the executive compensation program for our named executive officers.

Who is entitled to vote?

Only holders of our Class A common shares of beneficial interest (“Class A Shares”) and Class B common shares of beneficial interest (“Class B Shares”) at the close of business on

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March 8, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share and each Class B Share outstanding is entitled to one vote. There were 34,834,616 Class A Shares and 1,328,866 Class B Shares outstanding on the Record Date.

How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered shareholder” (sometime referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you may complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I authorize a proxy to vote my shares by telephone or through the Internet?

If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet following the instructions in the Notice. If you are a street-name shareholder, your broker or other nominee has provided a voting instruction form and other information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.

May I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary. The last vote received prior to the Annual Meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

May I revoke a proxy?

Yes, registered shareholders may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders may not revoke their proxies in person at the Annual Meeting because the actual registered shareholders, the brokers or other nominees, will not be present. Street-name shareholders wishing to revoke

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their proxies after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

What does it mean if I receive more than one Notice, proxy or voting instruction form?

It means your shares are registered differently or are in more than one account. For all copies of proxy materials, please provide voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 462 South 4th Street, Suite 1600 Louisville, KY 40202 (1-866-455-9772). Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at Annual Meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

What is the required vote to approve each of the proposals?

Item 1: At least seventy-five percent of all the votes entitled to be cast at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies. Cumulative voting is not permitted.

Item 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast in person or represented by proxy at the Annual Meeting.

Item 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of votes cast in person or represented by proxy at the Annual Meeting.

What is the effect of an abstention?

Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but abstains from voting. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. An abstention with respect to the election of a trustee will have the same effect as a vote against that trustee. An abstention with respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and the advisory vote on the Company’s executive compensation will not be counted as a vote cast on either proposal and will have no effect on the results of either vote.

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How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner, your shares represent “broker non-votes.” Brokers are not entitled to vote on (i) the election of trustees (Item 1), or (ii) the advisory vote on the Company’s executive compensation (Item 3) unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote will have the same effect as a vote against a trustee (Item 1). However, because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the proposal to ratify the appoint of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2) or the advisory vote on the Company’s executive compensation (Item 3).

Who may attend the Annual Meeting?

Any shareholder as of the Record Date or their duly authorized proxies may attend the Annual Meeting. Seating and registration will begin at 9:30 a.m.

An admission ticket (or other proof of share ownership) and some form of government- issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only shareholders who own Seritage shares as of the Record Date or their duly authorized proxies will be entitled to attend the Annual Meeting. An admission ticket will serve as verification of your ownership. If you are a registered shareholder, your admission ticket is included in the Notice. If you are a street-name shareholder, you will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of Seritage shares as of the Record Date. If you are a street-name shareholder and wish to vote at the Annual Meeting you will need to obtain a “legal proxy” from your bank or broker, which may take several days. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

May I access future annual meeting materials through the Internet?

Yes. Registered shareholders may sign up for electronic delivery at www.envisionreports.com/srg. If you authorize a proxy through the Internet, you may also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2018 Annual Report on Form 10-K and the Proxy Statement for our 2019 annual meeting. Street-name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our company incurs in connection with the solicitation of proxies.

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How are proxies solicited and what is the cost?

Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Georgeson LLC (“Georgeson”) to distribute and solicit proxies on our behalf and will pay Georgeson a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses, for these services.

What is “householding”?

Seritage has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the Notice and, if applicable, the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you wish to receive separate copies of Notices and, if applicable, proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. The Company will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of Notices and, if applicable, proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate Notices and, if applicable, proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street-name, please contact your bank, broker or other holder of record to request information about householding.

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CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.)

Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of the Board must be independent trustees;

•	Independent trustees are to meet regularly, at least twice a year, in executive session without management present;

•	The Board and its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance;

•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively;

•	The Board is committed to a policy of inclusiveness and is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills; and

•	Trustees and executive officers are prohibited from entering into any hedging or pledging transactions involving Company securities. Specifically, the Company prohibits all trustees and executive officers from engaging (at any time) in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities (but excluding transactions pursuant to awards granted under a Company equity-incentive plan, such as the exercise of stock options and purchase of the underlying shares). In addition, all trustees and executive officers are prohibited from pledging Company securities as collateral for loans.

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Trustee Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.

As a result of this review, the Board affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

David S. Fawer

Kenneth T. Lombard

John T. McClain

Thomas M. Steinberg

The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined that John T. McClain, the chair of the Audit Committee, David S. Fawer and Kenneth T. Lombard are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.

Risk Management

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Audit Committee and the Compensation Committee below and in the charters of the Audit Committee and the Compensation Committee. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer and our General Counsel.

Public Policy Matters

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established

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policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.

We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes. Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES

Board Membership

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board. Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board.

The Nominating and Corporate Governance Committee ensures, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Board and the Nominating and Governance Committee undertake. The Board and the Nominating and Governance Committee believe that it is important that our trustees represent diverse viewpoints. This process is designed so that the Board includes trustees with diverse backgrounds that represents appropriate financial and other expertise relevant to our business.

The Board held four regular meetings and three special meetings during fiscal year 2017. All of the trustees who served on the Board during 2017 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during his or her respective tenure. In addition to the foregoing, during fiscal year 2017, the trustees from time to time held additional meetings and conference calls (with Mr. Lampert recusing himself) to discuss Company business relating to Sears and/or ESL Investments (including, for example, the refinancing of the Company’s credit facility with ESL Investments). All trustees who served on the Board during 2017 attended our 2017 Annual Meeting.

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Committees of the Board of Trustees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2017.

	Audit	Compensation	Nominating and Corporate Governance	Investment
D. Fawer	X		X*
E. Lampert				X
J. McClain	X*	X
K. Lombard	X	X*
T. Steinberg			X	X*
2017 Meetings	8	2	3	3
*	Committee chair

Each committee operates under a written charter. The principal functions of each Committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors – Governance Documents” heading or by writing to our Corporate Secretary at our principal executive office):

Audit Committee

•	Hires, subject to shareholder ratification, the independent registered public accounting firm to perform the annual audit;

•	Responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report;

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto;

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;

•	Reviews financial reports, internal controls and risk exposures;

•	Reviews and approves all related-party transactions, as defined by applicable NYSE rules;

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•	Reviews management’s plan for establishing and maintaining internal controls;

•	Reviews the scope of work performed by the internal audit staff;

•	Discusses with the Company’s General Counsel matters that involve our compliance and ethics policies; and

•	Prepares the Audit Committee Report required by SEC rules to be included in our annual Proxy Statement.

Compensation Committee

•	Reviews recommendations for and approves the compensation of senior executive officers;

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and

•	Prepares the Compensation Committee Report required by SEC rules to be included in our annual Proxy Statement.

Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance;

•	Recommends to the full Board the nominees for trustees;

•	Reviews and recommends to the Board the composition of Board committees and the committee chairperson;

•	Reviews recommended compensation arrangements for the Board; and

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee

•	Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;

•	Assists the Company’s executive officers and management in evaluating and formulating proposed investments;

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•	Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and

•	Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for its approval.

Compensation Committee Interlocks and Insider Participation

Kenneth T. Lombard and John T. McClain served as members of our Compensation Committee during fiscal year 2017. No member of the Compensation Committee is a current or former executive officer or employee of the Company and no current member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transaction. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Company’s Compensation Committee during fiscal year 2017.

Communications with the Board of Trustees

You may contact any trustee, any group of trustees or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth Properties Board of Trustees — c/o Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. Communications are distributed to the Board, a committee of the Board, or any Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, résumés and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, the Board believes that it is in the best interests of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be based on the Company’s best interests in light of the circumstances at the time. Taking these considerations into account, the Board has concluded that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareholders and the Company at this time. Currently, Mr. Lampert is the Chairman of the Board and Mr. Schall is the Chief Executive Officer of the Company. The Board believes it is important to maintain flexibility as to the Board’s leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.

Nomination of Trustee Candidates

The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria that it uses for other candidates. The

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Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence, economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee will ensure, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Board and the Nominating and Governance Committee undertake. While the Committee has the right to retain a third party to assist in the nomination process, the Committee did not do so in fiscal 2017 and accordingly the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2017.

Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our Company and our shareholders. The Committee believes that it is important to align the interests of the trustees with those of our shareholders, and therefore expects that each non-employee trustee will acquire, by the third anniversary of his or her election, a number of Class A Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. The Corporate Governance Guidelines provide that the Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules and

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applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationship with Sears Holdings

On June 11, 2015, Sears Holdings effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively own 28 properties, ground lease one property and lease two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A Shares were listed on the NYSE on July 6, 2015.

On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations. The Company’s only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.

Since the Transaction, the Company has operated as an independent public company. However, one of our trustees, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own significant portions of both Sears Holdings’ outstanding common stock and equity in Seritage Growth Properties, L.P., a Delaware limited partnership (“Operating Partnership”). Seritage is the sole general partner of Operating Partnership. In addition, Sears Holdings is our largest tenant. Accordingly, Sears Holdings is considered a related-party.

In connection with the Transaction, we entered into certain agreements with Sears Holdings or its subsidiaries to effect the Transaction and to provide a framework for our relationship with Sears Holdings after the separation. The following is a summary of the terms of the material agreements that we have entered into with Sears Holdings or its subsidiaries. The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

The Master Lease

On July 7, 2015, subsidiaries of Seritage and subsidiaries of Sears Holdings entered into a master lease (the “Master Lease”). The Master Lease generally is a triple net lease with respect to all space which is leased thereunder to Sears Holdings, subject to proportional sharing by Sears Holdings for repair and maintenance charges, real property taxes, insurance and other costs and expenses which are common to both the space leased by Sears Holdings and other space occupied by unrelated third-party tenants in the same or other buildings pursuant to third-party leases, space which is recaptured pursuant to the Company recapture rights under the Master Lease and all other space which is constructed on the properties. Under the Master Lease, Sears Holdings and/or one or more of its subsidiaries will be required to make all expenditures

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reasonably necessary to maintain the premises in good appearance, repair and condition for as long as they lease the space.

The Master Lease has an initial term of ten years and contains three options for five-year renewals of the term and a final option for a four-year renewal. As of December 31, 2017, the annual base rent paid directly by Sears Holdings and its subsidiaries under the Master Lease was approximately $93.3 million. Revenues from the Master Lease for the year ended December 31, 2017 was approximately $183.9 million.

The Master Lease contains certain provisions that are designed to optimize the utilization of its subject properties and provide a certain degree of flexibility to the parties over the lifetime of the Master Lease, including providing the Company with the right to recapture and re-lease specified space governed by the Master Lease. As of December 31, 2017, the Company had exercised its recapture rights with respect to 56 properties.

The Master Lease also provides for certain rights of Sears Holdings to terminate the Master Lease with respect to properties that cease to be profitable for operation by Sears Holdings, subject to limitations as set forth in the Master Lease. As of December 31, 2017, Sears Holdings provided notice that it intended to exercise its right to terminate the Master Lease with respect to 56 stores totaling 7.4 million square feet of gross leasable area. The aggregate annual base rent at these stores was approximately $23.6 million. Sears Holdings continued to pay the Company rent until it vacated the stores and also paid aggregate termination fees of approximately $45.1 million, an amount equal to one year of aggregate annual base rent plus one year of estimated real estate taxes and operating expenses.

Subscription, Distribution and Purchase and Sale Agreement

Through the Subscription, Distribution and Purchase and Sale Agreement, Sears Holdings subscribed for rights to acquire Seritage Class A Shares and distributed such subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to Operating Partnership for an aggregate purchase price of approximately $2,677.3 million. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.

Transition Services Agreement

On July 7, 2015, the Operating Partnership and Sears Holdings Management Corporation (“SHMC”), a wholly owned subsidiary of Sears Holdings, entered into a transition services agreement (the “Transition Services Agreement”, or “TSA”). Pursuant to the TSA, SHMC was to provide certain limited services to the Operating Partnership during the period from the closing of the Transaction through the 18-month anniversary of the closing. On January 7, 2017, the TSA expired by its terms.

During the year ended December 31, 2017, the Company did not incur any fees under the TSA.

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ESL Exchange Agreement

Seritage, Operating Partnership and ESL Investments, Inc. and its affiliates, including Edward S. Lampert (collectively, “ESL”) entered into an exchange agreement (the “ESL Exchange Agreement”) pursuant to which ESL exchanged subscription rights that, if exercised, would have resulted in ESL receiving in excess of 3.1% of the Seritage common shares, together with an amount of cash equal to the aggregate amount ESL would have paid had it exercised such subscription rights in the rights offering plus the value of the Seritage non-economic shares, for Seritage non-economic shares having 5.4% of the voting power of Seritage but not entitled to dividends or distributions and Operating Partnership units. ESL, which holds all of the Seritage non-economic shares, has agreed with us that upon any sale or other transfer to a non-affiliate of any of its Operating Partnership units, it will surrender to Seritage a pro rata portion of the Seritage non-economic shares that it holds prior to the sale or other transfer, whereupon the surrendered Seritage non-economic shares will be cancelled and the aggregate voting power of ESL in Seritage will be proportionately reduced.

Amended and Restated Limited Partnership Agreement of Operating Partnership

The partnership agreement of Operating Partnership, as amended and restated, provides holders of Operating Partnership units (other than Seritage and entities controlled by it) approval rights over certain change of control transactions involving Seritage or Operating Partnership, sales of all or substantially all of the assets of Operating Partnership and waivers to the excess share provisions in the declaration of trust of Seritage until after the first six continuous months in which ESL holds less than 40% of the economic interests of Seritage and Operating Partnership on a consolidated basis. In addition, the partnership agreement provides such holders (other than Seritage and entities controlled by it) approval rights over certain modifications to the partnership agreement, withdrawal or succession of Seritage as general partner of Operating Partnership, tax elections and certain other matters at all times. In addition, ESL has the right to acquire additional Operating Partnership units to allow it to maintain its relative ownership interest in Operating Partnership if Operating Partnership issues additional units to Seritage.

In addition, the partnership agreement of Operating Partnership provides holders of Operating Partnership units (other than Seritage and entities controlled by it) the right to cause Operating Partnership to redeem each of their Operating Partnership units in exchange for cash or, at the election of Seritage, common shares of Seritage on a one-for-one basis. The partnership agreement of Operating Partnership also permits ESL to transfer its Operating Partnership units to one or more underwriters to be exchanged for Seritage common shares in connection with certain dispositions in order to achieve the same effect as would occur if ESL were to exchange its Operating Partnership units for Seritage common shares, which may be limited under the ownership restrictions set forth in the Seritage declaration of trust, and then dispose of those shares in an underwritten offering. As of December 31, 2017, the Company held a 63.8% interest in the Operating Partnership and ESL held a 36.2% interest. The portions of consolidated entities not owned by the Company are presented as non-controlling interest as of and during the period presented.

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Registration Rights Agreement with ESL

We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”). The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. Pursuant to the Registration Rights Agreement and the partnership agreement of Operating Partnership, if ESL proposes to engage in an offering, it may transfer Operating Partnership units to an underwriter to be exchanged for Seritage common shares before they are sold in the offering. We are also required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.

ESL owns approximately 2.7% of the outstanding Class A Shares, as well as Class B Shares having, in the aggregate, 6.3% of the voting power of the Company.

Unsecured Term Loan Facility with ESL

On February 23, 2017, the Operating Partnership, as borrower, and the Company, as guarantor, entered into a $200 million senior unsecured delayed draw term loan facility (the “Original Facility”) with JPP, LLC (“JPP”) and JPP II, LLC, as lenders, and JPP, as administrative agent. On December 27, 2017, the Original Facility was terminated. The principal amount outstanding at termination was approximately $85 million. The Original Facility had a base annual rate of 6.50%. The Original Facility was scheduled to mature on December 31, 2017.

On December 27, 2017, the Operating Partnership, as borrower, and the Company, as guarantor refinanced the Original Facility with a new $200 million unsecured term loan facility (the “New Facility”). Mr. Edward S. Lampert, the Company’s Chairman, is the sole stockholder, chief executive officer and director of ESL, which controls JPP and JPP II, LLC. As discussed above, ESL held a 36.2% interest in the Operating Partnership as of December 31, 2017. The Company expects to use the proceeds of the New Facility, among other things to fund redevelopment projects and for other general corporate purposes. Loans under the New Facility are guaranteed by the Company.

JPP and JPP II, LLC maintained their funding of $85 million in the New Facility, with JPP, appointed as administrative agent (“Administrative Agent”) under the New Facility. An affiliate of Empyrean Capital Partners, L.P., a Delaware limited partnership (and together with JPP and JPP II LLC, each an “Initial Lender” and collectively, the “Initial Lenders”), funded $60 million under the New Facility, for a total of $145 million committed and funded at the New Closing Date. The total commitments of the lenders under the New Facility will not exceed $200 million, and the Operating Partnership has the right to syndicate the remaining $55 million with the Initial Lenders or new lenders. The Initial Lenders under the New Facility are not obligated to make all or any portion of the incremental loans.

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The New Facility will mature on the earlier of (i) December 31, 2018 and (ii) the date on which the outstanding indebtedness under the Company’s existing mortgage and mezzanine facilities are repaid in full. The New Facility may be prepaid at any time in whole or in part, without any penalty or premium. Amounts drawn under the New Facility and repaid may not be redrawn.

The principal amount of loans outstanding under the New Facility will bear a base annual interest rate of 6.75%. Accrued and unpaid interest will be payable in cash.

On the New Closing Date, the Operating Partnership paid the Initial Lenders an upfront fee of $1.45 million.

The New Facility documentation requires that the Company at all times maintain (i) a net worth of not less than $1 billion and (ii) a leverage ratio not to exceed 60.00%.

The New Facility includes customary representations and warranties, covenants and indemnities. The New Facility also has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under any of the New Facility documents, and require the Operating Partnership to pay a default interest rate on overdue amounts equal to 1.50% in excess of the then applicable interest rate.

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ITEM 1. ELECTION OF TRUSTEES

Item 1 is the election of two Class III trustee nominees to our Board. If elected, the two nominees will serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualify. The proxies will vote FOR the election of all of the nominees listed below, unless otherwise instructed.

The number of trustees constituting the entire Board is currently fixed at six. Our declaration of trust provides that our trustees are divided into three classes. One class of trustees is elected at each annual meeting of shareholders to serve until the third succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.

The Board expects both nominees to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TWO NOMINEES FOR TRUSTEE.

The biographies of each of the nominees below contain information regarding the nominee’s service as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company.

Edward S. Lampert
Trustee since 2015

Edward S. Lampert, age 55, currently serves as the Chairman and Chief Executive Officer of Sears Holdings Corporation (“Sears Holdings”) and the Chairman and Chief Executive Officer of ESL, which he founded in April 1988. Mr. Lampert has extensive experience in business and finance, and he has invested in many retail companies, which qualifies him to serve as a trustee of the Company. Mr. Lampert also served on the board of AutoNation from 2002 to 2007.

John T. McClain
Trustee since 2015

John T. McClain, age 56, most recently served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company, from November 2015 to September 2016. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. From April 2014 to September 2014, he continued to provide Senior Advisor services related to financial operations to Sycamore Partners. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. (“Avis”), formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice

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President, Finance & Corporate Controller until 2006. From November 2006 to July 2007, Mr. McClain served as the chief accounting officer of Avis and chief operating officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain also serves on the board of directors of Lands’ End, Inc., where he is chair of the audit committee and a member of the technology committee and Cherokee Global Brands Inc. where he is the chair of the audit committee. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which qualifies him to serve as a trustee of the Company.

OTHER TRUSTEES

David S. Fawer
Trustee since 2015

David S. Fawer, age 49, served as Vice Chairman of OneWest Bank N.A. until August 2015, where he developed and managed all aspects of the commercial real estate businesses and served as Secretary to the board of directors of IMB HoldCo (the holding company of OneWest Bank). Prior to joining OneWest Bank in March of 2009, he was Managing Director / Partner at Dune Capital, where he led commercial real estate finance efforts and Managing Director / Partner at Dune Real Estate Partners. Mr. Fawer has over 20 years of experience in the field of commercial real estate finance, including lending, real estate equity investing, and risk management, which qualifies him to serve as a trustee of the Company.

Thomas M. Steinberg
Trustee since 2015

Thomas M. Steinberg, age 61, is the Founder and Chief Executive Officer of TS Partners, an international, diversified investment firm. Prior to this, Mr. Steinberg was President of Tisch Family Interests from 1996 through 2013, where he directed real estate transactions and was responsible for management of portfolios that included public equity, private equity, debt and alternative investments. Mr. Steinberg also served on the board of directors of Gunther International, a leading producer of intelligent document finishing systems, and as a director of a number of privately held companies including KGB, Inc., the largest independent directory assistance company in the world and Catellus. Mr. Steinberg has over 30 years of experience in the real estate and investment space, which qualifies him to serve as a trustee of the Company.

Kenneth T. Lombard
Trustee since 2015

Kenneth T. Lombard, age 63, is president of MacFarlane Partners and is responsible for its real estate investment management business. He serves on the firm’s investment and senior management committees, and assists with its real estate development business. Previously, Mr. Lombard served as Vice Chairman, Head of Investments and Partner for Capri Investment Group, LLC, and was a member of Capri’s investment committee. From 2004 to 2008, he served as President of Starbucks Entertainment and helped launch Johnson Development Corporation in 1992, where he spent 12 years as the President and Partner. Mr. Lombard has extensive experience in business development, management, investment banking, economic development,

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corporate expansion and real estate investment over a career that spans three decades, which qualifies him to serve as a trustee of the Company.

Benjamin Schall
Trustee since 2015

Benjamin Schall, age 42, is the Chief Executive Officer and President of Seritage. Prior to becoming CEO and President, he served as Chief Operating Officer of Rouse Properties, Inc. from 2012 to 2015 and held a number of roles at Vornado Realty Trust from 2003 to 2012, where his positions included Senior Vice President. Mr. Schall’s extensive experience as an executive in public real estate investment trusts and in the retail real estate industry qualifies him to serve as a trustee of the Company.

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AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Trustees and Management

The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class B Shares and Class C Shares as of March 8, 2018 by:

•	each of our trustees;

•	each named executive officer (as defined under “Summary Compensation Table”); and

•	all of our trustees and executive officers as a group.

	Common Shares Class A				Non-Economic Shares Class B			Non-Voting Shares Class C
Name of Beneficial	Number of Shares Beneficially				Number of Shares Beneficially			Number of Shares Beneficially		% of Total Voting
Owner(1)(2)	Owned		Percent(3)		Owned		Percent	Owned	Percent	Power(4)
James Bry	3,742		*		—		—	—	—	*
Brian Dickman	10,255		*		—		—	—	—	*
Matthew Fernand	11,383		*		—		—	—	—	*
Benjamin Schall	209,542		*		—		—	—	—	*
Mary Rottler	7,390		*		—		—	—	—	*
David S. Fawer	12,000		*		—		—	—	—	*
Edward S. Lampert	954,962	(5)	2.7	%(5)	1,328,866	(5)	100%	—	—	6.3%
Kenneth T. Lombard	—		*		—		—	—	—	*
John T. McClain	2,600		*		—		—	—	—	*
Thomas M. Steinberg	23,140		*		—		—	—	—	*
All trustees and executive officers as a group (10 persons)	1,235,014		3.5%		1,328,866	(5)	100%	—	—	7.1%

* Less than 1%

(1)	The address of each beneficial owner is c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110.

(2)	Ownership includes:

•	shares in which the trustee or executive officer may be deemed to have a beneficial interest; and

•	for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances, and restricted stock units that are scheduled to vest within 60 days of March 8, 2018. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 34,834,616, the number of our common shares of that class outstanding as of March 8, 2018 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(4)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 36,163,482 the number of shares of our Class A and Class B Shares outstanding as of March 8, 2018 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations.

(5)	Please see Footnote 8 to the table of Security Ownership of 5% Beneficial Owners below.

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Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding common shares.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent(2)	Number of Shares Beneficially Owned(1)	Percent	Number of Shares Beneficially Owned(1)		Percent	% of Total Voting Power(3)
The Vanguard Group and related entities(4) 100 Vanguard Blvd. Malvern, PA 19355	4,047,436	11.6%	—	—	—		—	11.2%
Hotchkis and Wiley Capital Management, LLC(5) 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017	3,253,175	9.3%	—	—	—		—	9.0%
Fairholme Capital Management, L.L.C. and related entities(6)(7) 4400 Biscayne Blvd. 9th Floor Miami, Florida 33137	3,173,689	9.1%	—	—	732,249	(7)	100%	8.8%
ESL Investments, Inc. and related entities(8) 1170 Kane Concourse Bay Harbour, Florida 33154	954,962	2.7%	1,328,866	100%	—		—	6.3%
BlackRock Inc. and related entities(9) 55 East 52nd Street New York, NY 10055	2,251,602	6.5%	—	—	—		—	6.2%
Warren E. Buffett(10) 3555 Farnam Street Omaha, NE 68131	2,000,000	5.7%	—	—	—		—	5.5%
Empyrean Capital Partners, LP and related entities(11) 10250 Constellation Boulevard, Suite 2950 Los Angeles, CA 90067	1,803,614	5.2%	—	—	—		—	5.0%

(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(2)	“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 34,834,616, the number of shares of our common shares outstanding as of March 8, 2018 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.

(3)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 36,163,482, the number of shares of our Class A and Class B Shares outstanding as of March 8, 2018 (plus for each named person, the number of common shares not outstanding but for

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which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations.

(4)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2018.

(5)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 13, 2018.

(6)	Beneficial ownership for Class A Shares is based on ownership as set forth in the Form 4 filed by Fairholme Capital Management, L.L.C., Bruce R. Berkowitz and Fairholme Funds, Inc. with the SEC on February 2, 2018.

(7)	Each Class C Share will automatically convert into one Class A Share upon a transfer to any person other than an affiliate of the holder of such share. Beneficial ownership for Class C Shares is based on information provided to us by our transfer agent as of March 8, 2018.

(8)	Beneficial ownership is based on ownership as set forth in the Schedule 13D filed by ESL Partners, L.P., RBS Partners, L.P., ESL Investments, Inc., and Edward S. Lampert with the SEC on December 28, 2017.

(9)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by BlackRock Inc. on January 23, 2018.

(10)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Warren E. Buffett with the SEC on December 10, 2015.

(11) Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Empyrean Capital Partners, LP, Empyrean Capital Overseas Master Fund, Ltd., P EMP Ltd., and Mr. Amos Meron on February 14, 2018.

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EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.

Name	Age	Position
Benjamin Schall	42	Chief Executive Officer and President, Trustee
Brian Dickman	42	Chief Financial Officer and Executive Vice President
Matthew Fernand	41	General Counsel, Executive Vice President and Secretary
James Bry	50	Executive Vice President of Development and Construction
Mary Rottler	42	Executive Vice President of Leasing and Operations

Benjamin Schall. See Item 1—“Election of Trustees” for Mr. Schall’s biographical information.

Brian Dickman serves as the Chief Financial Officer and Executive Vice President of Seritage and is responsible for all public company finance, financial reporting, and treasury and investor relations activities. Prior to joining Seritage, from February 2014, Mr. Dickman served as the Chief Financial Officer and Secretary of Agree Realty Corporation. Prior to that, Mr. Dickman was a real estate investment banker at RBC Capital Markets from April 2012 to February 2014, Barclays from September 2008 to March 2012 and Lehman Brothers from August 2005 to September 2008.

Matthew Fernand serves as the General Counsel, Executive Vice President and Secretary of Seritage, and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP’s Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development, acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.

James Bry serves as the Executive Vice President of Development and Construction of Seritage and is responsible for overseeing the Company’s development and construction activities. Prior to joining Seritage, Mr. Bry was the Senior Vice President, Development and Construction at Vornado Realty Trust from 2006 to 2015, where he oversaw development and redevelopment of approximately six million square feet of its shopping malls, community centers and urban retail properties.

Mary Rottler serves as the Executive Vice President of Leasing and Operations of Seritage and is responsible for overseeing the Company’s leasing activities as well as certain internal and external operational functions. Prior to joining Seritage, Ms. Rottler served as the Vice President of Real Estate at Wal-Mart Stores, Inc. In this capacity, she was responsible for overseeing all facets of new store development in the eastern half of the United States. Prior to that time, she was the Vice President for Realty Supplier Management and Compliance at Wal-Mart. She joined Wal-Mart in 2001.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follows. It is also intended to provide insight into Seritage’s compensation philosophy and policies applicable to 2017 compensation matters for our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 31, 2017 include Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler.

Executive Summary and 2017 Performance Highlights

Following the Company’s formation in July 2015 and subsequent progress in building its platform and initial track record in 2016, the Company’s focus in 2017 was on further expanding its leasing and development activity, commencing multiple large scale value enhancing redevelopment projects and raising and deploying investment capital at accretive rates of returns for shareholders. In addition, the Company continued to expand its team and capabilities by hiring leading professionals with retail real estate expertise and redevelopment experience, and further developed its systems and management capabilities.

On reviewing the accomplishments of the Company, CEO and the NEO’s in 2017, the Compensation Committee recognized that performance was deemed to be between the levels of “meets expectations” and “above expectations” as compared to the predetermined internal goals for 2017, as illustrated by the following achievements, among others:

•	Increased leasing activity to 2.6 million square feet in 2017, representing a 26% increase over 2016 leasing activity.

•	Completed or commenced 78 wholly-owned redevelopment projects since Company’s inception with projected incremental returns of approximately 11% on 63 new projects.

•	Generated $530 million of gross proceeds through select asset monetization, strategic joint ventures and opportunistically accessing the capital markets.

In addition, the Compensation Committee evaluated individual performance of our NEOs, which, together with the Company’s overall performance, determined the level of annual and long-term compensation awarded to each NEO for 2017, as described below.

Compensation Philosophy

Compensation at Seritage is designed to attract and retain high caliber talent and professionals in the retail real estate and related industries to ensure the Company achieves and exceeds its business plans, which in turn is expected to create significant value for our shareholders. Our compensation philosophy focuses on supporting our long-range business goals. The Compensation Committee believes that establishing and maintaining a strong core management team, and compensating those executives in a way that provides them with an

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appropriate mix of fixed and incentive-based payments, establishes an essential base that supports building a business platform that will increase the value of the Company’s portfolio of assets as well as grow shareholder value in the long term.

In making compensation decisions, the Compensation Committee intends to provide our NEOs with a competitive total compensation package, based on the following objectives:

•	to attract, retain and motivate key executives;

•	to provide appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking, through a mixture of fixed and “at-risk” compensation, cash and non-cash components and short- and long-term incentives; and

•	to reward increased Company value over the long term and align the interests of the management team with the interests of our shareholders.

Determination of Compensation

All compensation decisions for 2017 for our NEOs have been made by the Compensation Committee after receiving data, input and recommendations from the CEO and considering a variety of factors including our need to attract and maintain a strong leadership team, the Company’s strategic plan and 2017 accomplishments, the interests of our shareholders and industry practice for retail REITs. The CEO’s recommendations may be informed, in part, by his insight and knowledge of the Company’s successes and challenges, as well as industry data and research, including the 2017 National Association of Real Estate Investment Trusts (NAREIT) compensation survey and a compensation analysis provided by Equilar. General retail REIT industry practice and pay levels were also considered relative to compensation for 2017.

Say-On-Pay

After exiting its initial “emerging growth company” status as of December 31, 2016, the Company submitted its first shareholder advisory “say-on-pay” vote last year, and recommended to shareholders that future “say-on-pay” votes be conducted every year going forward. At the shareholder meeting held on April 25, 2017, 86% of those shareholders who cast votes voted in favor of the “say-on-pay” proposal and 85% of shareholders who cast votes preferred an annual “say-on-pay” voting frequency. Although the results of these votes are non-binding, the Compensation Committee reviewed and considered these voting results in determining the Company’s compensation policies, concluding that given the fact it was the first year for the “say-on-pay” and the strong level of support received, no significant changes will be made to the Company’s executive compensation approach at this time. The Committee will continue to consider these results in the future. In addition, consistent with our shareholders’ preference, the Company adopted an annual “say-on-pay” vote frequency. For further information regarding the “say-on-pay” proposal regarding our 2017 compensation programs for our NEOs, as described in this CD&A and accompanying disclosure tables, see Item 3 – “Advisory Vote on Executive Compensation.”

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Elements of Compensation and Objectives

The Company’s executive compensation program focuses on three key elements, including base salary, annual bonus opportunity and annual long-term equity awards, in addition to providing executives with standard employee benefits. For each NEO, the compensation elements are considered both individually and as a whole, and while one element does not necessarily directly impact the value of another element, it may be the case that the proportion of elements relative to each other may be adjusted to maintain a consistent aggregate compensation package. The main elements of our NEOs compensation, and the rationale for each, are:

Element	Rationale
Base salary	Base salary provides the executive a level of income predictability and is set relative to the executive’s experience and the competitive marketplace.

Annual bonus opportunity	The annual bonus opportunity is designed to drive achievement of annual financial and operational results and key strategic activities that are linked to long-term company goals. Individual awards are based on both company and individual goal achievement.

Annual long-term equity awards (time-vested and performance-vested)

The equity incentive program is designed to directly align key executives’ interests with building shareholder value and includes grants in equal amounts of time vested and performance vested awards. Performance vesting is based on achievement of specific long-term Company goals directly related to building shareholder value.

Equity awards granted in February of 2017 consisted of equal parts time-vested restricted stock units, with a three-year vesting period, and performance-vested restricted stock units, with a three-year performance period and additional service requirements, which mix provides a balance between rewarding long-term service and providing motivation for additional compensation if performance goals are met.

Participation in general employee benefit programs	A standard package of employee benefits is maintained to provide employees, including the NEOs, with retirement savings opportunities, medical coverage, and other standard health and welfare benefits.

In 2015, we entered into an employment or letter agreement (each, an “Employment Agreement”) with each of our NEOs that set the parameters of the pay elements described above applicable to the NEO. The base salary and target incentive compensation levels were set considering the individual’s roles and responsibilities, the experience of the individual, the individual’s expected amount of impact or influence on overall Company performance and industry standards. The chosen mix of elements is designed to provide appropriate levels of stability and motivation for the executives to reach, and strive to exceed, Company performance expectations. These compensation elements and levels are reviewed annually by the Compensation Committee. Additional information regarding the terms of the Employment Agreements can be found under the heading “Narrative Disclosure to Compensation Tables” and quantification of compensation for 2017 is set forth in the “Summary Compensation Table for the Fiscal Year ended December 31, 2017.”

Base Salary

The base salaries for our NEOs in 2017 were: $850,000, $425,000, $400,000, $370,000 and $370,000 for Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler, respectively, under the named executive officers’ Employment Agreements and after applying a $20,000 increase to Mr. Bry and Ms. Rottler’s salary approved by the Compensation Committee in February 2017. No other adjustments were made in 2017 to the NEOs’ base salary amounts.

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Incentive Compensation Overview

Our incentive compensation program consists of an annual cash bonus opportunity and annual long-term incentive grants, which are generally granted annually depending on Company performance. Under this multi-layered program, achievement across a variety of shorter (one-year) and long range (three-year) business goals determines the compensation outcomes.

•	Annual Bonus Opportunity. Annual bonus opportunity amounts are determined based on a target percentage of each NEO’s base salary, as set forth in the executive’s Employment Agreement and the payouts are determined based on company-wide and individual achievement of operational and strategic goals set by the Compensation Committee. Under the terms of the Employment Agreements, the payout bonus amount will fall between a stated range. For 2017, target bonus opportunity amounts, and the applicable potential payout ranges, as set forth in each NEO’s Employment Agreement and adjusted for the salary increases in 2017, as applicable, are as follows:

	Target Bonus Opportunity, as a Percentage of Base Salary	Target Bonus Opportunity, as a Dollar Amount	Annual Bonus Opportunity Range, as Percentage of Base Salary	Annual Bonus Opportunity Range, as a Dollar Amount
Benjamin Schall	125%	$1,062,500	50-175%	$425,000-$1,487,500
Brian Dickman	75%	$318,750	0-100%	$0-$425,000
Matthew Fernand	75%	$300,000	0-100%	$0-$400,000
James Bry	50%	$185,000	0-75%	$0-$277,500
Mary Rottler	50%	$185,000	0-75%	$0-$277,500

The annual bonus opportunity range stated above for Mr. Schall is the range stated in his Employment Agreement representing his potential annual bonus award, depending on whether threshold, target or maximum performance is met, where, for instance, he would be eligible to receive 50% of his annual salary if threshold performance is achieved. For the other NEOs, the terms of their Employment Agreements do not provide for a minimum bonus amount if threshold performance is achieved.

•	Annual Long-Term Equity Component. Annual long-term equity awards are also considered annually, with a target grant value amount pursuant to the terms of each NEO’s Employment Agreement based on a fixed percentage (for Mr. Schall), or a range (for Messrs. Dickman, Fernand and Bry and Ms. Rottler) of the NEO’s base salary. In the case of Messrs. Dickman, Fernand and Bry and Ms. Rottler, the specific dollar value of the equity award for a particular year within the range pertaining to the individual executive is determined by the Compensation Committee following an assessment of Company and individual achievement of performance goals related to the prior calendar year. For each NEO, the dollar value determined by the Compensation Committee translates into an equity award (most recently in the form of RSUs) by dividing the NEO’s award value by the closing price of a common share on the date of grant, rounded down the nearest whole share. Additional vesting conditions apply to the equity awards including, historically, (a) for 50% of the awards granted, a three-year

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ratable time-based vesting requirement, and (b) for the other 50% of the awards, a set of performance-based vesting conditions that must be met during a three-year performance period. For the performance-based awards, the number of RSUs that are actually earned at the end of the three-year period depends on the Company’s achievement of the performance goals. Based on the number of RSUs earned, for the NEOs other than Mr. Schall, historically, 50% of the final number of RSUs are payable at the time the level of achievement is determined and 50% become payable at the beginning of the following year (subject to the NEO’s continued employment with the Company), while for Mr. Schall the final number of RSUs are fully paid at the time the performance achievement determination is made.

The value, or target and maximum value range, as applicable, attributable to the NEOs under the terms of their Employment Agreements, after taking into account the salary increases for 2017, as applicable, are currently as follows:

	Amount or Target/Max Range of Annual Long-Term Equity Award		Value of Long-Term Equity Award Components at Grant
	As Percentage of Base Salary	As Dollar Amount	Time-Based RSU Value(a)	Performance-Based RSU Target Value(a)
Benjamin Schall	150%	$1,275,000	$637,500	$637,500
Brian Dickman	75-125%	$318,750-$531,250	$159,375-$265,625	$159,375-$265,625
Matthew Fernand	50-100%	$200,000-$400,000	$100,000-$200,000	$100,000-$200,000
James Bry	25-50%	$92,500-$185,000	$46,250-$92,500	$46,250-$92,500
Mary Rottler	35-50%	$129,500-$185,000	$64,750-$92,500	$64,750-$92,500

(a)	Number of RSUs granted on the grant date of a particular year determined by dividing the relevant value as determined by the Compensation Committee by the closing price of the common shares of the Company on the date of grant, rounded down to the nearest whole share.

2017 Incentive Compensation Actions

Components of our incentive compensation program that are reported in the Summary Compensation Table for the Fiscal Year ended December 31, 2017 as part of 2017 compensation include:

•	Annual long-term equity awards granted in February 2017, related to service in 2016 under the terms of the Employment Agreements; and

•	Annual bonus awards, awarded in March 2018, related to service and performance during fiscal year 2017.

Long-Term Equity Awards Granted in 2017. On February 27, 2017, Seritage granted annual long-term RSU awards to Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler as part of our annual long-term equity program. The Compensation Committee determined the level of awards based on the level, or value range, applicable to annual equity awards provided under the terms of the executive’s Employment Agreement. In addition, for Messrs. Dickman, Fernand and Bry and Ms. Rottler, award amounts within the relevant range were determined, in part, based on achievement of the 2016 Company performance goals, as disclosed in last year’s proxy statement including, generally, accomplishments related to the amount of square footage leased

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to new retailers, number of projects commenced and/or completed since the Company’s inception, projected return levels, advancements made on larger-scale projects, expanded platform capabilities, successful management of capital needs, and strengthened relationships with key constituents, among others. The dollar value awarded to each of Messrs. Schall, Dickman, Fernand, and Bry and Ms. Rottler for grants of time-based and performance-based RSUs combined was converted into RSUs by dividing the applicable value by $47.31, the closing price of our common shares on February 27, 2017, the date of grant. Any fractional shares were rounded down. The combined equity value and number of RSUs awarded, are as follows:

Name	2016 Annual Equity Award Value Granted in February 2017	Number of RSUs Awarded
Benjamin Schall	$1,275,000	26,949
Brian Dickman	$488,750	10,330
Matthew Fernand	$340,000	7,186
James Bry	$175,000	3,699
Mary Rottler	$175,000	3,699

Of the amount of RSUs awarded, 50% consists of time-based RSUs that will vest in three equal installments on each of the next three anniversaries of the date of grant (in 2018, 2019 and 2020). The other 50% of the award consists of performance-based RSUs, which will be earned over the performance period beginning on January 1, 2017 and ending on December 31, 2019, subject to the achievement of performance goals, including square footage activity, incremental yield on development costs and the accomplishment of other strategic Seritage initiatives. In setting the three-year goals, the Compensation Committee considered the Company’s three-year business plan, and selected goals that it considered to be challenging to achieve, but attainable. Evaluation of the achievement in meeting these goals will take place following the end of the three-year performance cycle. For Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler, upon the achievement of threshold, target or maximum performance, the number of RSUs earned at the end of the performance period will be 50%, 100% or 150%, respectively, of the granted RSU award amount (with linear interpolation of the percentage payout for performance between threshold and target or between target and maximum). In the case of Mr. Schall, threshold, target and maximum performance achievement would result in 50%, 150% or 265% of the number of RSUs granted to him to vest. Following the determination of the final earned number of RSUs at the end of the performance period, for the NEOs other than Mr. Schall, the annual performance-based RSUs are further subject to time-based vesting, such that 50% of the earned number of RSUs (if any) vests on the date that the Compensation Committee determines the achievement of applicable performance following the end of the performance period and 50% vests on January 1, 2021, in each case, subject to the award holder’s continued employment through the applicable vesting date (other than in connection with certain terminations of employment). Mr. Schall’s performance-based RSUs service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period, other than in connection with certain terminations of employment).

Annual 2017 Cash Bonuses. In March 2018, the Compensation Committee made determinations regarding the annual bonus program for performance in the 2017 fiscal year.

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Goals for fiscal year 2017 included operational metrics and initiatives aimed at furthering Seritage’s business strategies and long-term value creation, including increasing leasing activities and diversification of revenues, monetization of assets and addressing capital needs, managing of previously commenced projects, initiation of new redevelopment projects including larger-scale projects, scaling the business platform, and other key business initiatives.

The Compensation Committee used this set of strategic and operational goals for determining annual awards, rather than financial metrics such as total shareholder return or share price, because they tie directly to the Company’s business plan for long-term value creation. In the Compensation Committee’s view, rewarding achievements in these tailored, business-oriented areas underscores the Company’s commitment to investing in those activities that will be the basis for increasing shareholder value over time.

The Compensation Committee determined, in consultation with the CEO, that the Company’s performance in 2017 was deemed to be between the levels of “meets expectations” and “above expectations” across the factors described below relative to the predetermined internal goals for 2017. In making this determination, the Compensation Committee took into account the following key Company results, among others, driven by the efforts of the CEO and other NEOs:

•	Increased leasing activity to 2.6 million square feet in 2017, representing a 26% increase over 2016 leasing activity.

•	Completed or commenced 78 wholly-owned redevelopment projects since Company’s inception with projected incremental returns of approximately 11% on 63 new projects.

•	Generated $530 million of gross proceeds through select asset monetization, strategic joint ventures and opportunistically accessing the capital markets.

In light of these achievements and in consideration of recommendations made by the CEO, each NEO’s final 2017 bonus amount was determined by the Compensation Committee considering, on a holistic basis, the Company’s overall performance, as well as individual performance, contribution and impact. In this qualitative review process, the relative importance of the various factors may differ from person to person, depending on the NEO’s individual role and contribution to the broad strategic goals. The outcome of the evaluation process resulted in the following determinations:

Name	2017 Annual Cash Bonus Awarded
Benjamin Schall	$1,168,750
Brian Dickman	$345,313
Matthew Fernand	$325,000
James Bry	$208,125
Mary Rottler	$208,125

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Other Incentive Compensation Actions

Annual 2017 Equity Awards Granted in March 2018. On March 2, 2018, Seritage granted annual long-term equity awards to Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler. These awards are not reflected in the compensation tables reporting 2017 compensation because they were not granted during 2017. Consistent with the program described above, each NEO was awarded RSUs based on the value, or value range, applicable to annual equity awards provided under the terms of the executive’s Employment Agreement. The level of the award for Messrs. Dickman, Fernand and Bry and Ms. Rottler was determined, in part, based on achievement of the 2017 Company performance goals, as described above in the discussion of annual cash bonus awards. The resulting equity award values were as follows:

Name	2017 Annual Equity Award Value Granted in February 2018
Benjamin Schall	$1,275,000
Brian Dickman	$371,875
Matthew Fernand	$250,000
James Bry	$115,625
Mary Rottler	$143,375

These dollar values were converted into a number of RSUs by dividing the total value for each NEO by $36.17, the closing price of our common shares on March 2, 2018, rounded down to the nearest whole share. This total award was divided as follows: 40% of these RSUs will be granted as time-based awards and 60% will be granted as performance-based awards. The time-based RSUs will vest in equal installments on the next three anniversaries of the date of grant (in 2019, 2020 and 2021), subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). The performance-based RSUs will be earned over the performance period beginning on January 1, 2018 and ending on December 31, 2020, subject to the achievement of performance goals including square footage activity, incremental yield on development costs and the accomplishment of other strategic Seritage initiatives. Upon the achievement of threshold, target and maximum performance goals, the NEOs (other than Mr. Schall) will earn 50%, 100% or 150%, respectively, of the number of performance-based RSUs granted. In the case of Mr. Schall, threshold, target and maximum performance achievement would result in 50%, 150% or 265% of the number of performance-based RSUs granted to him to vest. The performance-based RSUs for all of our NEOs service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period, other than in connection with certain terminations of employment).

Clawback Policy. In March 2018, the Compensation Committee adopted a formal incentive compensation clawback policy, which allows the Company to recoup compensation paid to an officer, or other person who has been made subject to the policy, if the Company is required to undertake a material restatement (occurring after the effective date of the clawback policy) of its financial statements that have been filed with the SEC. The policy covers all of our current and former named executive officers as well as any other officers (under Section 16 of the Securities Exchange Act of 1934, as amended) and other employees designated from time to time as covered employees by the Compensation Committee or the Board. Pursuant to the policy,

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if the Company is required to undertake any material restatement (occurring after the effective date of the clawback policy) of its financial statements, then the Compensation Committee or the Board may require the officer, or other employee covered by the policy, to recover all or any portion of the “recoverable incentive” compensation. Recoverable incentive compensation includes incentive-based cash compensation, equity compensation and equity based compensation (including stock options, restricted stock, restricted stock units or other forms of incentive awards), received by that employee during the three-year period preceding the publication of the restated financial statements that our Compensation Committee or Board determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from a covered employee, the Compensation Committee or the Board may take into account all factors it considers relevant under the circumstances, including, for an officer, whether or not the officer engaged in embezzlement, fraud, willful misconduct, breach of fiduciary duty or other willful action or willful inaction that materially contributed to or resulted in the events that led to the restatement. The Compensation Committee intends to periodically review the clawback policy and, as appropriate, make revisions as may be needed to meet the requirements of any applicable final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Retirement and Employee Benefit Programs

Tax-Qualified Retirement Plan. We offer our employees, including our NEOs, retirement and certain other benefits, including participation in the tax-qualified SIMPLE IRA retirement plan sponsored by the Company in the same manner as all other Company other employees. Pursuant to the SIMPLE IRA program, employees are eligible to contribute to an individual SIMPLE IRA account on a tax-deferred basis. If an employee participates in the SIMPLE IRA plan, the Company makes a matching contribution to the employee’s SIMPLE IRA account in an amount up to 3% of the employee’s base salary (considering salary amounts up to $270,000 for 2017). In 2017, Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler contributed to their SIMPLE IRA and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times.

Other benefits and perquisites. We do not provide our NEOs with any other specific benefits programs or perquisites that are not provided to our employees generally.

Change in Control and Termination Arrangements.

The Employment Agreements include terms that provide the NEOs with certain severance benefits in the event of a termination initiated by the Company without cause or initiated by the executive for good reason (as such terms are defined in the applicable Employment Agreement). In addition, the award agreements applicable to outstanding restricted stock and RSU grants provide for either full or partial acceleration of vesting of any then unvested awards in the case of certain termination of employment events, as well as upon the occurrence of a change of control of the Company (unless the outstanding awards are assumed and continued in the change in control transaction). More detailed descriptions of the employment termination and change of control provisions of the Employment Agreements and

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outstanding equity awards are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee (the “Compensation Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sincerely,

Kenneth T. Lombard, Chairman
John T. McClain

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COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

Summary Compensation Table for the Fiscal Year ended December 31, 2017

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Benjamin Schall	2017	850,000	-	1,509,560	1,168,750	57,555	3,585,865
Chief Executive Officer and President	2016	850,000	-	-	1,412,500	68,169	2,330,669
	2015	539,423	1,062,500	8,293,150	-	59,562	9,954,635

Brian Dickman	2017	425,000	-	467,226	345,313	16,965	1,254,504
Chief Financial Officer and Executive Vice President	2016	425,000	-	318,667	382,500	6,033	1,132,199
	2015	147,115	568,750	252,938	-	41,334	1,010,136

Matthew Fernand	2017	400,000	-	325,023	325,000	15,166	1,065,189
General Counsel, Executive Vice President, and Secretary	2016	400,000	-	199,957	360,000	13,748	973,705
	2015	215,385	450,000	354,193	-	2,669	1,022,247

James Bry	2017	370,000	-	167,261	208,125	11,053	756,439
Executive Vice President of Development and Construction	2016	350,000	-	87,475	236,500	9,933	683,908
	2015	195,192	325,000	101,177	-	1,106	622,475

Mary Rottler	2017	370,000	-	167,261	208,125	12,825	758,211
Executive Vice President of Leasing and Operations	2016	350,000	125,000	247,460	236,500	75,196	1,034,155
	2015	181,731	425,000	202,352	-	1,731	810,814

(1)	The amounts in this column represent the aggregate grant date fair value of time-based and performance-based restricted stock units (“RSUs”) relating to Seritage common shares granted to Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler in 2017, computed in accordance with FASB ASC Topic 718. The grant date fair value takes into account the number of RSUs granted after converting the dollar value of the NEO’s award into a whole share number. The fair value per share is based on certain assumptions explained in Note 14 to the financial statements included in Seritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The grant date fair value of performance-based restricted share units is reported as $872,105, $222,870, $155,038, $79,784 and $79,784 for Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler, respectively, which assumes that target performance is achieved. Assuming that maximum performance is achieved, the grant date fair value of such performance-based equity awards was $1,540,714, $334,283, $232,535, $119, 655 and $119,655 for Messrs. Schall, Dickman, Fernand and Bry and Ms. Rottler, respectively.

(2)	The amounts shown in this column for 2017 were derived as follows:

	Benjamin Schall	Brian Dickman	Matthew Fernand	James Bry	Mary Rottler
Retirement plan match ($)(a)	7,950	7,950	7,950	7,950	7,950
Dividends ($)(b)	49,605	9,015	7,216	3,103	4,875
Total	57,555	16,965	15,166	11,053	12,825

(a)	Seritage makes matching contributions to employee SIMPLE IRA plans up to a maximum amount of 3% of each employee’s covered compensation (which is capped at $270,000 for 2017).

(b)	Value of cash dividends and dividend equivalents paid on unvested time-based restricted shares and RSUs.

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Grants of Plan-Based Awards in 2017

For more information about our annual cash and equity awards, see the discussion in the Compensation Discussion and Analysis section. The table below displays the grants of plan-based awards made to our NEOs in 2017.

			Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares	Grant date fair value of stock and
Name	Type/Plan	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	of stock or units	option awards
			($)	($)	($)	(#)	(#)	(#)	(#)	($)
Benjamin Schall	2016 Time RSU(1)	2/27/2017							13,474	$637,455
	2016 Perf RSU(2)	2/27/2017				6,737	20,212	35,706		$872,105
	2017 Annual Cash(3)		$425,000	$1,062,500	$1,487,500
Brian Dickman	2016 Time RSU(1)	2/27/2017							5,165	$244,356
	2016 Perf RSU(2)	2/27/2017				2,583	5,165	7,748		$222,870
	2017 Annual Cash(3)			$318,750	$425,000
Matthew Fernand	2016 Time RSU(1)	2/27/2017							3,593	$169,985
	2016 Perf RSU(2)	2/27/2017				1,797	3,593	5,589		$155,038
	2017 Annual Cash(3)			$300,000	$400,000
James Bry	2016 Time RSU(1)	2/27/2017							1,849	$87,476
	2016 Perf RSU(2)	2/27/2017				925	1,849	2,773		$79,784
	2017 Annual Cash(3)			$185,000	$277,500
Mary Rottler	2016 Time RSU(1)	2/27/2017							1,849	$87,476
	2016 Perf RSU(2)	2/27/2017				925	1,849	2,773		$79,784
	2017 Annual Cash(3)			$185,000	$277,500

(1)	For the “2016 Time RSUs,” which awards were granted in February 2017 in respect of 2016 performance, the number of RSUs represents the dollar value of the NEOs grant, divided by $47.31, the closing price of our common shares on February 27, 2017, the date of grant. Time-based RSUs granted in March 2018 in respect of 2017 performance are not included in the table because they were not granted in 2017.

(2)	For the “2016 Perf RSUs,” which awards were granted in February 2017 in respect of 2016 performance, the number of RSUs represents the dollar value the NEOs RSU award, divided by $47.31, the closing price of our common shares on February 27, 2017, the date of grant. Upon the achievement of threshold, target and maximum performance goals, the NEOs (other than Mr. Schall) will earn 50%, 100% or 150%, respectively, of the number of RSUs granted, subject to an additional year of time-based vesting in respect of 50% of the final number of RSUs. In the case of Mr. Schall, threshold, target and maximum performance achievement would result in 50%, 150% or 265% of the number of RSUs granted to him to vest. The “target” number of shares is being used for purposes of this disclosure to report the grant date fair value. As of December 31, 2017, the Company had determined for accounting purposes that the outcome was “probable” for the performance-based RSUs granted in 2017 for accounting purposes. Performance-based RSUs granted in March 2018 in respect of 2017 performance are not included in the table because they were not granted in 2017.

(3)	“2017 Annual Cash” amounts represent, for Mr. Schall, potential bonus payout levels provided in his Employment Agreement of 50%-175% of base salary, provided threshold performance goals are achieved, with 125% of annual base salary being the anticipated payout amount for “target” performance. For the other NEOs, the Employment Agreements provide only for target and maximum potential payout amounts.

Narrative Disclosure to Compensation Tables

Employment Agreements

Schall Employment Agreement

Term. On April 17, 2015, Seritage entered into an employment agreement with Mr. Schall, which provides for a three-year term, subject to automatic renewal for additional one-year terms, unless either party provides no less than 120 days’ notice prior to the expiration of the applicable term or the agreement is terminated as contemplated therein.

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Annual Compensation. Mr. Schall’s Employment Agreement provides for an annual base salary of $850,000 and an annual cash bonus of between 50% and 175% of base salary if at least threshold performance goals are achieved, with a target of 125% of base salary. The Employment Agreement also provides for an annual equity award with an aggregate target value equal to 150% of base salary, of which 50% will be a number of RSUs that vest ratably over three years and 50% will be a number of performance-based RSUs that is subject to adjustment based on performance goals and will service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period, other than in connection with certain terminations of employment). If threshold performance goals are achieved, the number of annual performance-based RSUs earned will range from 50% to 265% of the number of annual performance-based RSUs granted, with 150% for target performance and 265% for maximum performance.

Sign-on Equity Award: Mr. Schall’s Employment Agreement provided for the Company to grant to Mr. Schall a sign-on equity award with time-based vesting in an amount of $2 million and a sign-on equity award with performance-based vesting in an amount of $3 million. In each case, the number of shares subject to such award was calculated based on the price per Seritage common share in the Rights Offering of $29.58. Further details of the vesting conditions of these awards are described in the footnotes to the “Outstanding Equity Awards at Fiscal Year End 2017.”

Annual Equity Awards Granted July 2015. Pursuant to the terms of Mr. Schall’s employment agreement, Mr. Schall received an annual equity award for 2015 at the same time as his sign-on equity award, which consisted of (1) time-based RSUs with a target value of $637,500 and (2) performance-based restricted shares with a target value of $637,500. At the time of grant, Seritage and Mr. Schall agreed that with respect to his 2015 annual equity awards, (1) in lieu of performance-based RSUs, Mr. Schall would receive performance-based restricted shares and (2) the number of time-based RSUs and performance-based restricted shares subject to his 2015 annual equity award would be calculated by dividing the aggregate value of the award by the price per Seritage common share in the Rights Offering of $29.58. Further details of the vesting conditions of these awards are described in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End 2017.”

Dickman Employment Agreement

Term. On July 6, 2015, Seritage entered into an Employment Agreement with Brian Dickman, Chief Financial Officer and Executive Vice President of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Mr. Dickman’s Employment Agreement provides for an annual base salary of $425,000 and an annual cash bonus with a target of 75% of base salary and a maximum of 100% of base salary. The Employment Agreement also provides for an annual equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The agreement also provides that this annual equity award will have a target aggregate target value equal to 75% of Mr. Dickman’s annual base salary and a maximum aggregate target value equal to 125% of Mr. Dickman’s annual base salary. 50% of the annual

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equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Sign-on Cash Bonus. Pursuant to his employment agreement, in 2015, Mr. Dickman received a one-time cash sign-on bonus of $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Dickman without good reason during the 12months following his start date.

Housing and Relocation Expenses. Mr. Dickman was provided with corporate housing in New York for limited period and upon permanent relocation, Mr. Dickman was reimbursed for relocation expenses in accordance with Seritage’s policy.

Sign-on Equity Award: Mr. Dickman’s Employment Agreement provided for a sign-on equity grant to Mr. Dickman in the amount of $250,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Further details of the vesting conditions of these awards are described in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End 2017.”

Fernand Employment Agreement

Term. On May 15, 2015, Seritage entered into an Employment Agreement with Matthew Fernand, General Counsel, Executive Vice President and Secretary of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Mr. Fernand’s Employment Agreement provides for an annual base salary of $400,000, and an annual cash bonus with a target of 75% of base salary and maximum of 100% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The agreement also provides that this annual equity award will have a target aggregate value equal to 50% of Mr. Fernand’s annual base salary and a maximum aggregate value equal to 100% of Mr. Fernand’s base salary. 50% of the annual equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee.

Sign-on Bonus. Pursuant to his employment agreement, in 2015, Mr. Fernand received a one-time cash sign-on bonus of $150,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Fernand without good reason during the 12 months following his start date.

Sign-on Equity Award: Mr. Fernand’s Employment Agreement provided for a sign-on equity grant to Mr. Fernand in the amount of $350,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Further details of the vesting conditions of these awards are described in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End 2017.”

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Bry Employment Agreement

Term. On May 16, 2015, Seritage entered into an Employment Agreement with James Bry, Executive Vice President of Development and Construction of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Mr. Bry’s Employment Agreement provides for an annual base salary of $350,000, and an annual cash bonus with a target of 50% of base salary and maximum of 75% of base salary. The Employment Agreement also provides for an annual target equity award covering Seritage common shares. The agreement also provides that this annual equity award will have a target aggregate value equal to 25% of Mr. Bry’s annual base salary and a maximum aggregate value equal to 50% of Mr. Bry’s base salary. 50% of the annual equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee. On February 27, 2017, Mr. Bry’s annual salary was increased to $370,000, effective January 1, 2017.

Sign-on Bonus. Pursuant to his employment agreement, in 2015, Mr. Bry received a one-time cash sign-on bonus of $150,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Mr. Bry without good reason during the 12 months following his start date.

Sign-on Equity Award: Mr. Bry’s Employment Agreement provided for a sign-on equity grant to Mr. Bry in the amount of $100,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Further details of the vesting conditions of these awards are described in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End 2017.”

Rottler Employment Agreement

Term. On June 2, 2015, Seritage entered into an Employment Agreement with Mary Rottler, Executive Vice President of Leasing and Operations of Seritage, which will remain in effect indefinitely, unless otherwise terminated.

Annual Compensation. Ms. Rottler’s Employment Agreement provides for an annual base salary of $350,000, and an annual cash bonus with a target of 50% of base salary and maximum of 75% of base salary. The Employment Agreement also provides for an annual target equity award covering either Seritage common shares or limited partnership interests in the Operating Partnership. The agreement also provides that this annual equity award will have a target aggregate value equal to 35% of Ms. Rottler’s annual base salary and a maximum aggregate value equal to 50% of Ms. Rottler’s base salary. 50% of the annual equity grant will consist of time-based RSUs and 50% will consist of performance-based RSUs, in each case, subject to the terms and conditions established by the Compensation Committee. On February 27, 2017, Ms. Rottler’s annual salary was increased to $370,000, effective January 1, 2017.

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Sign-on Bonus and Additional Bonus. Pursuant to her employment agreement, in 2015, Ms. Rottler received a one-time cash sign-on bonus of $250,000, which was subject to recoupment in the event of a termination by Seritage for cause or a resignation by Ms. Rottler without good reason during the 12 months following her start date. In addition, in 2016, Ms. Rottler received a one-time cash bonus of $125,000 and additional $125,000 to be added to the value of her annual equity grant, payable at the same time that 2016 annual bonuses were paid by Seritage to executive team members.

Housing and Relocation Expenses. Ms. Rottler was provided with corporate housing in New York for a limited period and upon permanent relocation, she was reimbursed for relocation expenses in accordance with Seritage’s policy.

Sign-on Equity Award: Ms. Rottler’s Employment Agreement provided for a sign-on equity grant to Ms. Rottler in the amount of $200,000, with 50% of such amount being granted as an award with time-based vesting and 50% of such amount being granted as an award with performance-based vesting. In each case, the number of shares subject to such award was calculated by dividing the value by $39.99, the price per Seritage common share on August 13, 2015, the date of grant. Further details of the vesting conditions of these awards are described in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End 2017.”

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Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth the outstanding equity awards held by our NEOs at December 31, 2017.

	Stock Awards			Equity Incentive Plan Awards
	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Number of unearned shares, units or other rights that have not vested		Market value of shares, units or other rights of stock that have not vested(10)
Name	(#)		($)	(#)		($)
Benjamin Schall	16,903	(1)	$683,895
	7,184	(1)	$290,665
	13,474	(8)	$545,158
				101,419	(2)	$4,103,413
				32,326	(3)	$1,307,910
				20,211	(9)	$817,737
Brian Dickman	1,043	(4)	$42,200
	2,286	(5)	$92,492
	5,165	(8)	$208,976
				3,125	(6)	$126,438
				3,428	(7)	$138,697
				5,165	(9)	$208,976
Matthew Fernand	1,460	(4)	$59,072
	1,434	(5)	$58,020
	3,593	(8)	$145,373
				4,376	(6)	$177,053
				2,151	(7)	$87,029
				3,593	(9)	$145,373
James Bry	418	(4)	$16,912
	628	(5)	$25,409
	1,849	(8)	$74,811
				1,250	(6)	$50,575
				941	(7)	$38,073
				1,849	(9)	$74,811
Mary Rottler	833	(4)	$33,703
	1,775	(5)	$71,817
	1,849	(8)	$74,811
				2,500	(6)	$101,150
				2,662	(7)	$107,705
				1,849	(9)	$74,811

(1)	Represents 16,903 restricted shares related to Mr. Schall’s sign-on award and 7,184 RSUs related to Mr. Schall’s 2015 annual award that will, in each case, vest in one remaining equal installment on July 7, 2018, subject to Mr. Schall’s continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(2)	Represents Mr. Schall’s sign-on grant of 101,419 performance-based restricted shares that will vest based on the achievement of performance metrics over the period beginning July 1, 2015 and ending June 30, 2018. These restricted shares will be earned at 50%, 100% or 150% of target upon the achievement of threshold, target or maximum performance, respectively, and the number of restricted shares reflected in the table above assumes that performance is achieved at target (with target being 100%). These restricted shares are further subject to service-based vesting, such that 50% of Mr. Schall’s earned restricted shares (if any) shall vest following the end of the performance period and prior to July 15, 2018 and 50% shall vest on May 4, 2019, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(3)	Represents Mr. Schall’s 2015 annual grant of performance-based restricted shares that will vest based on the achievement of performance metrics over the period beginning January 1, 2016 and ending December 31, 2018, subject to continued employment through December 31, 2018. These restricted shares will be earned at 50%, 150% or 265% of target upon the achievement of threshold, target or maximum performance, respectively, and the number of restricted shares reflected in the table above assumes that performance is achieved at target.

(4)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s sign-on grants of restricted shares that will vest in one remaining installment on August 13, 2018, subject to the NEO’s continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

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(5)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s 2015 annual grant of time-based restricted shares that will vest based in two remaining substantially equal installments on March 18, 2018 and March 18, 2019, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(6)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s sign-on grant of performance-based restricted shares that will vest based on the achievement of performance criteria over the period beginning July 1, 2015 and ending June 30, 2018. These restricted shares are further subject to time-based vesting, such that 50% of the NEO’s earned restricted shares (if any) shall vest on the date that the Compensation Committee determines the achievement of applicable performance and 50% shall vest on July 1, 2019, in each case, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). These restricted shares will be earned at 50%, 100% or 150% of target upon the achievement of threshold, target or maximum performance, and the number of restricted shares reflected in the table above assumes that performance is achieved at target. The applicable performance goals, for the period beginning on July 1, 2015 and ending on June 30, 2018, include square footage activity, incremental yield on development costs and the accomplishment of other strategic Seritage initiatives.

(7)	Represents Messrs. Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s 2015 annual grant of performance-based restricted shares that will vest based on the achievement of performance metrics over the period beginning January 1, 2016 and ending December 31, 2018, subject to continued employment through December 31, 2018. These restricted shares are further subject to service-based vesting, such that 50% of the NEO’s earned restricted shares (if any) shall vest when achievement is determined following the end of the performance period and 50% shall vest on January 1, 2020, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). These restricted shares will be earned at 50%, 100% or 150% of target upon the achievement of threshold, target or maximum performance, respectively, and the number of restricted shares reflected in the table above assumes that performance is achieved at target.

(8)	Represents Messrs. Schall’s, Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s 2016 annual grant of time-based restricted shares that will vest based in three substantially equal installments on February 27, 2018, February 27, 2019 and February 27, 2020, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

(9)	Represents Messrs. Schall’s, Dickman’s, Fernand’s and Bry’s and Ms. Rottler’s 2016 annual grant of performance-based restricted shares that will vest based on the achievement of performance metrics over the period beginning January 1, 2017 and ending December 31, 2019, subject to continued employment through December 31, 2019. For the NEOs other than Mr. Schall, these restricted shares are further subject to service-based vesting, such that 50% of the NEO’s earned restricted shares (if any) shall vest when achievement is determined following the end of the performance period and 50% shall vest on January 1, 2021, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment). For Mr. Schall, the RSUs service vest as of the last day of the performance period and will be settled following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These restricted shares will be earned at 50%, 100% or 150% of target (50%, 150% or 265% for Mr. Schall) upon the achievement of threshold, target or maximum performance, respectively, and the number of restricted shares reflected in the table above assumes that performance is achieved at target. Further information about the applicable performance goals can be found in the Compensation Discussion and Analysis section of this proxy statement.

(10)	The market values of restricted shares and RSUs set forth in this table are calculated assuming a per share price per Seritage common share of $40.46, which was the closing market price of a Seritage common share on December 29, 2016, the last trading day of Seritage’s last completed fiscal year.

Stock Vested in 2017

The following table provides information about restricted stock and restricted stock units that vested during 2017.

	Stock Awards
	Number of shares acquired on vesting	Value realized on vesting
Name	(#) (1)	($)
Benjamin Schall	24,087	$1,009,245
Brian Dickman	2,183	$99,134
Matthew Fernand	2,175	$99,646
James Bry	730	$33,292
Mary Rottler	1,720	$78,135

(1)	Number of shares vested rounded down for any fractional share.

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Potential Payments Upon Termination or Change in Control

Schall Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Schall is entitled to: (1) a prorated annual bonus for the year of termination, calculated based on actual performance through the date of termination and (2) full vesting of Mr. Schall’s sign-on and annual equity awards; provided that performance for any outstanding performance-based equity awards will be based on actual performance through the date of termination.

Termination without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation with good reason, prior to a change in control, Mr. Schall is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (2) salary continuation in an amount equal to two times the sum of base salary and target annual bonus in effect as of the date of termination, payable over 24 months; (3) 18 months of welfare benefits continuation including subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; (5) prorated vesting of any outstanding annual equity awards; and (6) 12 months of outplacement services. Performance for any outstanding performance-based equity awards that vest will be based on actual performance through the date of termination.

Change in Control. Upon a change in control, with respect to any Schall sign-on and annual equity awards that are performance-based as to which the performance period has not yet ended, the Compensation Committee will calculate performance based on actual performance through the date of the change in control. If the successor entity does not assume, convert or replace Mr. Schall’s unvested and outstanding Schall sign-on or annual equity awards with equity traded on the NYSE or NASDAQ, such awards will vest in full. Otherwise, such awards will continue to vest in accordance with their terms (except that the performance conditions will no longer apply).

If Mr. Schall’s employment is terminated by Seritage without cause or he resigns with good reason, during the 12 months following a change in control, Mr. Schall is entitled to the same benefits as if he had experienced a qualifying termination prior to a change in control, except that (1) the prorated annual bonus is measured based on performance through the date of the change in control; (2) the cash severance multiplier for salary continuation is three and such amount is paid in a lump sum; and (3) all outstanding annual equity awards vest in full.

In the event that payments or benefits owed to Mr. Schall constitute “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”)) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Schall receiving a higher net-after-tax amount than he would have absent such reduction.

Restrictive Covenants. Mr. Schall is subject to a perpetual confidentiality covenant and, during his employment with Seritage and for 12 months immediately thereafter, a non-

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solicitation covenant. For the 12 month period immediately following his termination of employment, Mr. Schall is also subject to a non-competition covenant which prohibits him from rendering services to certain Seritage competitors specified in the employment agreement.

Forfeiture Provisions. If Mr. Schall violates the non-compete by becoming employed by a specified competitor or, in certain circumstances, Mr. Schall engages in conduct constituting cause under the employment agreement, the COBRA subsidy will terminate and Mr. Schall is required to reimburse Seritage for salary continuation payments (or, following a change in control, for the lump-sum cash severance payment).

Dickman Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Dickman is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Dickman is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or resignation by Mr. Dickman with good reason, Mr. Dickman shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Dickman is subject to non-competition and non-solicitation covenants. Mr. Dickman is also subject to a perpetual confidentiality covenant.

Fernand Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Fernand is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (2) vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Mr. Fernand is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation by Mr. Fernand with good reason, Mr. Fernand shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) full vesting of his sign-on equity awards; and (5) prorated vesting of any outstanding annual equity awards. Performance for any performance-based equity

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awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants. Mr. Fernand is also subject to a perpetual confidentiality covenant.

Bry Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Bry is entitled to vesting of his sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or a resignation by Mr. Bry with good reason, Mr. Bry shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) full vesting of his sign-on equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Bry is subject to non-competition and non-solicitation covenants. Mr. Bry is also subject to a perpetual confidentiality covenant.

Rottler Employment Agreement – Termination and Change in Control Provisions

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Rottler is entitled to (1) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination and (2) vesting of her sign-on and annual equity awards; provided that the vesting for any performance-based equity awards shall be based on performance through the date of termination. In the case of disability, Ms. Rottler is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without cause or resignation by Ms. Rottler with good reason, Ms. Rottler shall be entitled to (1) base salary continuation for 12 months; (2) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; (3) 12 months of subsidized COBRA coverage; (4) vesting of the sign-on equity awards; and (5) prorated vesting of annual equity awards. Performance for any performance-based equity awards that vest as a result of such termination will be determined based on actual performance through the date of termination.

Restrictive Covenants. During her employment with Seritage and for 12 months thereafter, Ms. Rottler is subject to non-competition and non-solicitation covenants. Ms. Rottler is also subject to a perpetual confidentiality covenant.

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Restricted Shares and RSUs (Sign-On and Annual Equity Grants)

Change in Control Vesting. In connection with a change in control of Seritage, the time-based and performance-based restricted shares and RSUs granted to Messrs. Dickman, Fernand and Bry and Ms. Rottler will vest in accordance with the terms and conditions of the 2015 Plan. The 2015 Plan provides that any non-vested award will fully vest in the event of either (1) the failure by the purchasing business entity to assume or continue Seritage’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (2) the award holder’s termination of employment within 12 months following a change in control on account of a termination by Seritage (or any Acquirer) for any reason other than cause (as such term is defined in and determined under the applicable individual agreement) or on account of an award holder’s resignation for good reason (if an individual agreement contains a definition of good reason). The treatment of Mr. Schall’s sign-on and annual equity awards upon a change in control is described under the heading “Schall Employment Agreement—Termination and Change in Control Provisions —Change in Control.”

Quantification of Potential Termination and Change in Control Payments and Benefits

The table below calculates the payments and benefits described above for the various termination scenarios and in the event of a change in control, assuming the termination event (or change in control event) occurred on December 31, 2017.

Name	Cash Severance	Pro-rata Bonus (2)	COBRA and Other Benefits(3)	Equity Acceleration Value(4)	Total

Termination by the Company without Cause or Resignation for Good Reason

Benjamin Schall(1)	$3,825,000	$1,062,500	$61,154	$6,085,922	$11,034,576
Brian Dickman	$425,000	$318,750	$26,262	$444,278	$1,214,290
Matthew Fernand	$400,000	$300,000	$27,227	$417,736	$1,144,963
James Bry	$370,000	$185,000	-	$153,735	$708,735
Mary Rottler	$370,000	$185,000	$14,010	$295,250	$864,260

Termination by the Company for Cause or Resignation without Good Reason

Benjamin Schall	-	-	-	-	-
Brian Dickman	-	-	-	-	-
Matthew Fernand	-	-	-	-	-
James Bry	-	-	-	-	-
Mary Rottler	-	-	-	-	-

Termination in event of Death or Disability

Benjamin Schall	-	$1,062,500	$41,154	$7,040,371	$8,144,025
Brian Dickman	-	$318,750	$26,262	$817,696	$1,162,708
Matthew Fernand	-	$300,000	$27,227	$671,865	$999,092
James Bry	-	-	-	$280,509	$280,509
Mary Rottler	-	$185,000	$14,010	$463,995	$663,005

Change in Control(5)

Benjamin Schall	-	-	-	$7,040,371	$7,040,371
Brian Dickman	-	-	-	$817,696	$817,696
Matthew Fernand	-	-	-	$671,865	$671,865
James Bry	-	-	-	$280,509	$280,509
Mary Rottler	-	-	-	$463,995	$463,995

(1)	For Mr. Schall, in the event the termination event occurs within twelve (12) months following a Change in Control, he is entitled to receive cash severance of $5,737,500 in lieu of the cash severance amount stated above.

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(2)	The calculation of a “pro-rata” bonus assumes for this purpose, that the executive’s full target bonus was earned as of December 31, 2017.
(3)	In the case of a termination without Cause or resignation for Good Reason (whether or not in connection with a change in control) amounts in this column include an estimate of the portion of COBRA continuation coverage to be paid by the Company, based on 2017 rates and, in the case of Mr. Schall, the value of certain outplacement services. In the case of termination as a result of Death and Disability, the amounts shown only apply in the event of disability.
(4)	Values reflect the intrinsic value of the unvested equity awards that would vest in each circumstance. The calculations assume a share price of $40.46, the value of a common share on December 29, 2017. If acceleration is pro-rated under the terms of the applicable award agreement, the calculation assumes a termination date of December 31, 2017 and “target” performance achievement, as applicable.
(5)	Assumes the occurrence of a Change in Control in which outstanding unvested equity awards are not assumed or substituted and the executive does not incur a termination of employment.

Compensation Program Related Risk Assessment

The Compensation Committee reviewed whether any portion of the Company’s compensation program encourages employees to take unnecessary or excessive risks and concluded that the various elements of the compensation programs used by the Company were not reasonably likely to encourage employees to take unnecessary or excessive risks that could result in a material adverse risk to the Company.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, beginning with this proxy statement, we are required to provide annual disclosure of the ratio of (i) the median of annual total compensation of all of our employees other than our chief executive officer to (ii) the total annual compensation of our chief executive officer.

For fiscal year 2017, the annual total compensation for our CEO, Mr. Schall, was $3,585,865 (as reported in the Summary Compensation Table above) and the estimated annual total compensation for the employee that has been identified, using the methodology, adjustments and estimates described below, as at the median of our Company (other than the chief executive officer) as $144,480. Therefore, the ratio of our chief executive officer’s annual total compensation to that of our established median employee for fiscal year 2017 was estimated to be approximately 25 to 1.

To determine our median employee, who is a full-time, salaried employee located in our New York headquarters, we reviewed the total cash compensation (i.e., base salary plus bonus) paid in 2017 for all individuals, excluding our chief executive officer, who were employed by us on December 31, 2017 (whether employed on a full-time, part-time, seasonal or temporary basis). As of that date, we had a total of 55 such employees, all of whom are located in the United States. Using Company records and payroll data, as part of this calculation, we annualized the base salary amount for full-time employees who were employed at our December 31, 2017 measurement date but that worked for us for less than the full year. We believe doing so reasonably estimates the true compensation levels of our personnel because, with one of Company’s focuses being the continued expansion of our staffing and personnel, a significant number of our employee population began their employment with the Company in 2017 and we expect similar continued growth in the foreseeable future. Except for this annualization, we did not make any assumptions, adjustments, or estimates with respect to the cash compensation amount.

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After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table set forth in this Proxy Statement.

We believe the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, which permit the use of estimates, assumptions and adjustments in connection with the identification of our median employee. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies, even those in a similar business, may not be comparable to the one we report above.

COMPENSATION OF TRUSTEES

Seritage provides its non-employee trustees an annual cash retainer in the amount of $100,000 for serving as a trustee of Seritage. In addition, all trustees are reimbursed for out-of- pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the trustees have been awarded equity compensation by the Company. The following table reflects the portion of the annual cash retainer earned for fiscal year 2017 for non-employee trustees who served on the Board of Trustees during fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)
Edward S. Lampert	100,000
David S. Fawer	100,000
Kenneth T. Lombard	100,000
John T. McClain	100,000
Thomas M. Steinberg	100,000

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ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2018. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2018. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, since the Company’s inception:

	January 1, 2017 to December 31, 2017	January 1, 2016 to December 31, 2016
Audit Fees (1)	$927,500	$938,000
Audit-Related Fees	87,000	—
Tax Fees	376,367	320,330
Other Fees	—	—
Total	$1,390,867	$1,258,330

(1)	Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee shall review and discuss with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.

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All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties (the “Company” or “Seritage Growth Properties”) is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the New York Stock Exchange (“NYSE”) listing rules. The Audit Committee Charter complies with the NYSE listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Seritage Growth Properties for the fiscal year ended December 31, 2017 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Seritage Growth Properties be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2017.

Audit Committee
John T. McClain, Chairman
David S. Fawer
Kenneth T. Lombard

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ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is providing the Company’s shareholders with the opportunity to vote, on an advisory basis, and in accordance with Section 14A of the Exchange Act, on our executive compensation programs for the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this Proxy Statement). This proposal is commonly known as a “say-on-pay” proposal.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s compensation system is designed to provide our NEOs with a competitive total compensation package, balanced between fixed and “at risk” compensation and between cash and non-cash components, with the intent of (a) attracting, retaining and motivating key executives, (b) providing appropriate incentives aimed at motivating our executives to strive for Company growth across a variety of measures, but discouraging excessive risk-taking utilizing a mixture of fixed and “at-risk” compensation, as well as a mixture of short- and long-term incentive compensation, and (c) rewarding long-term increased Company value and aligning the interests of the management team with the interests of our shareholders.

After its establishment in July 2015 and subsequent focus on building its platform and executing on its first set of projects in 2016, the Company’s focus in 2017 was on further expanding its leasing and development activity, commencing multiple large scale value enhancing redevelopment projects and raising capital to fund those activities. In addition, the Company continued to expand its team and capabilities by hiring leading professionals with retail real estate expertise and redevelopment experience, and further developed its systems and management capabilities. On reviewing the accomplishments of the Company, CEO and the NEOs in 2017, the Compensation Committee recognized that performance was deemed to be between the levels of “meets expectations” and “above expectations” as compared to the predetermined internal goals for 2017 and the compensation of our NEOs reflects this achievement level accordingly. The Compensation Discussion and Analysis in this Proxy Statement, and the compensation disclosure tables and narrative that follow it, describe the Company’s executive compensation program for our NEOs in detail.

At our 2017 Annual Meeting, over a majority of our stockholders voted for an annual say-on-pay vote. Based on these results, we intend to provide our shareholders with an annual, non-binding advisory say-on-pay vote on executive compensation until the next required non-binding advisory vote on the frequency of future advisory say-on-pay votes as required under SEC rules.

The Board strongly endorses the Company’s executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange

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Commission, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

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OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.

2019 Annual Meeting of Shareholders

Procedures for Submitting Shareholder Proposals

Any proposal of a shareholder intended to be included in our Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us no later than November 13, 2018, unless the date of our 2019 Annual Meeting of Shareholders is more than 30 days before or after April 24, 2019, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals must be delivered to the Company at the following address: Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2019 Annual Meeting of Shareholders not intended to be included in our Proxy Statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws. Pursuant to Section 12 of Article II of our current Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on November 13, 2018, nor earlier than October 14, 2018. However, in the event that the 2019 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2018 Annual Meeting of Shareholders, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trustees and executive officers and the beneficial holders of more than 10% of our Class A Shares to file reports of ownership and changes in ownership with respect to our Class A Shares with the SEC and to furnish copies of these reports to us. Based on a review of the reports filed with the SEC and written representations from our trustees and executive officers that no other reports were required, all Section 16(a) filing requirements were met during 2017, except for (i) a late Form 4 filed on March 17, 2017 for Mr. Schall to report vesting in 2016 of a portion of a restricted stock unit granted to Mr. Schall, in July 2015 and previously reported on a timely filed Form 4; (ii) late Form 4s filed on March 24, 2017 for Mr. Schall, Mr. Dickman, Mr. Fernand, Mr. Bry and Ms. Rottler for grants of restricted stock units; and (iii) a late Form 4 filed on January 2, 2018 for Mr.

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Steinberg for a redemption of limited partnership interest of the Operating Partnership for Class A Shares of the Company.

Solicitation of Proxies

The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares by telephone, through the Internet or by mail.

By Order of the Board of Trustees

Matthew Fernand
General Counsel,
Executive Vice President and Secretary

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IMPORTANT ANNUAL MEETING INFORMATION Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 23, 2018. Vote by Internet • Go to www.envisionreports.com/srg • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. The election of Edward S. Lampert and John T. McClain as Class III trustees, each to serve until the 2021 annual meeting of shareholders and until his successor is duly elected and qualified. 01 - Edward S. Lampert For Against Abstain 02 - John T. McClain For Against Abstain 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018. For Against Abstain 3. An advisory, non-binding resolution to approve Seritage Growth Properties’ executive compensation program for our named executive officers. 4. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. 1 U P X

2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Seritage Growth Properties Shareholders Tuesday, April 24, 2018, 10:00 a.m. Local Time Fried, Frank, Harris, Shriver & Jacobson LLP 375 Park Avenue, Suite 3603, New York, NY 10152 Upon arrival, please present this admission ticket and photo identification at the registration desk. An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only shareholders who own Seritage Growth Properties shares as of the close of business on March 8, 2018 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Seritage Growth Properties 2018 Annual Meeting of Shareholders Fried, Frank, Harris, Shriver & Jacobson LLP 375 Park Avenue, Suite 3603, New York, NY 10152 Proxy Solicited by Board of Trustees for Annual Meeting – April 24, 2018 Benjamin Schall, Brian Dickman and Matthew Fernand, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on April 24, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.